Exhibit 10.44

THE TELX GROUP, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

EFFECTIVE JUNE 10, 2010

CASH COMPENSATION

Annual Retainers for Serving as Chairpersons or Lead Director

Chairman of the Board or Lead Director. The non-employee Chairman of the Board or Lead Director shall be paid an annual retainer of $20,000 (or such other amount as determined by the Board) and he or she shall be entitled to receive any additional annual retainers for serving as a member and/or the chairperson of any Board Committees.

Committee Chairpersons. Non-employee directors shall be paid the following annual retainers for serving as the Chairperson of a Committee of the Board:

•	$15,000 – Audit Committee

•	$10,000 – Compensation Committee

•	$8,000 – Nominating and Corporate Governance Committee

Additional Annual Retainers

Retainer for Serving on the Board. Each non-employee director shall be paid an annual retainer of $35,000 for his or her service on the Board.

Retainer for Serving on Committees. Non-employee directors who serve on committees of the Board (including Committee Chairpersons), shall be paid annual retainers for service on such committee as follows:

•	$10,000 – Audit Committee

•	$10,000 – Compensation Committee

•	$5,000 – Nominating and Corporate Governance Committee

Board/Committee Meeting Fees

No separate meeting fees shall be paid for attendance at any Board or Committee meetings.

Pro-Rating

All retainers shall be pro-rated for partial years of service.

Note: Eric Harrison’s service started on January 1, 2010 and Dan Schulman’s service started on January 21, 2010.

Adjustments

All amounts above may be revised as determined by the Board from time to time in its discretion.

EQUITY-BASED COMPENSATION

Non-employee directors shall be eligible to receive equity-based compensation awards pursuant to the Company’s 2010 Stock Incentive Plan, and pursuant to any other equity-based compensation plan of the Company, as follows:

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Except as indicated below, the initial RSU grant for new independent directors shall be $65,000, vesting in three equal annual installments at the next three annual meetings. The lead director’s excess initial grant shall be $150,000 instead of $65,000.

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Annual RSU grants shall be $60,000, vesting at the next annual meeting. Except as indicated below, these annual RSU grants shall be granted to independent directors at the time of each annual meeting. Any new independent director who commences service as a director after the Company’s IPO shall receive an annual RSU grant as of the effective date of his or her appointment as a director, provided that such grant shall be pro-rated for the partial period in which he or she is appointed.

•

The initial grants and first annual grants for all directors who are serving on or prior to the effective date of the Company’s IPO shall be granted at the time of the IPO and shall be granted at the IPO price to the public.

Note: In the case of Dan Schulman, his initial grant and first annual grant shall commence vesting on January 22, 2010. In the case of Eric Harrison, his initial grant and first annual grant shall commence vesting on January 1, 2010. The Company shall also make pro-rated annual grants to Messrs. Schulman and Harrison, covering the period from January 1 or January 22, 2011 (as the case may be) until the Company’s first annual meeting following its IPO (when the next annual grant will be made).

•	The next full annual grants shall be made at the Company’s first annual meeting in May or June 2011 and annually thereafter at each annual meeting.

•	RSUs shall fully vest upon a Change of Control.

TRAVEL EXPENSE REIMBURSEMENT

Non-employee directors shall be entitled to receive reimbursement for reasonable travel expenses which they properly incur in connection with their functions and duties as a director.

FINAL; ENTIRE AGREEMENT

This policy is intended to supersede all previous discussions and agreements between the Company and its independent directors with respect to the subject matter hereof.

AMENDMENTS, REVISION and termination

This policy may be amended, revised or terminated (and exceptions to this policy may be made) by the Board of Directors at any time and from time-to-time.

NOTES:

•	Notwithstanding anything to the contrary set forth herein, non-employee directors who are affiliated with GI Partners shall not be entitled to retainers or RSU grants pursuant to this policy.